UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 1, 2017

U-Mind Space, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

99 South Almaden Blvd. Suite 600
San Jose, CA 95113
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402-1573
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On October 30, 2017, U-Mind Space, Inc. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with Sehee Lee, the Chairman of the Board of Directors of the Company. Pursuant to the terms of the SPA, the Company agreed to issue to Mr. Lee or his designees an aggregate of 200,000,000 shares of the Company's common stock (the "Shares").

As payment for the Shares, Mr. Lee has previously advanced to the Company $50,000, and agreed to pay an additional $50,000 not later than November 10, 2017.

The foregoing summary of the SPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA which will is filed as an exhibit hereto.

The securities offered and sold and by the Company to Mr. Lee were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The issuance of the Shares under the SPA was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from Mr. Lee, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99	Stock Purchase Agreement with Sehee (Kevin) Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Mind Space, Inc.

Date: November 1, 2017
By: /s/ Jae Yoon Chung
Name: Jae Yoon Chung
Title: President, Chief Executive Officer